                                AMENDMENT NO. 1
                                    TO THE
                           ASSET PURCHASE AGREEMENT


     THIS AMENDMENT, dated as of October 7, 1999 (the "Amendment") to the Asset Purchase Agreement, dated as of September 23, 1999 (the "Asset Purchase Agreement"), is made by and among Favorite Brands International Holding Corp., a Delaware corporation, Favorite Brands International, Inc., a Delaware corporation, Sather Trucking Corporation, a Delaware corporation and Trolli, Inc., a Delaware corporation (collectively, the "Sellers"), and Nabisco, Inc., a New Jersey corporation, Nabisco Brands Company, a Delaware corporation, and Nabisco Technology Company, a Delaware corporation (collectively, the "Purchasers"). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Asset Purchase Agreement.

     WHEREAS, the Sellers and Purchasers desire to amend the Asset Purchase Agreement;

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                   ARTICLE 1
                                  AMENDMENTS

     Section 1.01. Amendment of Section 7.02(c). Section 7.02(c) of the Asset Purchase Agreement is amended and restated as follows:

          (c) if this Agreement is terminated pursuant to Section 7.01(ii), the Sellers, upon consummation of a Competing Transaction, shall pay the Purchasers (1) the Break-up Fee and (2) the reasonable fees and disbursements of the Purchasers' counsel, up to $650,000, incurred as a result of the Purchasers' attempt to purchase the Acquired Assets;

     Section 1.02. Amendment of Section 9.01. The definition of "Break-up Fee" in Section 9.01 of the Asset Purchase Agreement is amended and restated as follows:

          "Break-Up Fee" means the fee payable by the Sellers jointly and severally to the Purchasers in the amount of $8,300,000 upon consummation of a Competing Transaction.

     Section 1.03. Amendments to Exhibits C and E. Exhibits C and E, as amended and restated, are attached hereto.

                                   ARTICLE 2
                              GENERAL PROVISIONS

     Section 2.01. Descriptive Headings. The headings contained in this Amendment are for reference purposes only and shall not affect in any way the meaning or interpretation of this Amendment.

     Section 2.02. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the rules of conflict of laws of the State of Delaware or any other jurisdiction in accordance with Section 8.07 of the Asset Purchase Agreement. The Purchasers and Sellers irrevocably and unconditionally consent to submit to the jurisdiction of the Bankruptcy Court for any litigation arising out of or relating to this Amendment (and agree not to commence any litigation relating thereto except in the Bankruptcy Court).

     Section 2.03. Counterparts; Effectiveness. This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement. This Amendment shall become effective when each party hereto shall have received counterparts thereof signed by all the other parties hereto.

     IN WITNESS WHEREOF, the Sellers and the Purchasers have caused this Agreement to be executed on their behalf by their officers thereunto duly authorized, as of the date first above written.

                                       FAVORITE BRANDS
                                        INTERNATIONAL HOLDING
                                        CORP.

                                       By: /s/ Steven F. Kaplan
                                          -------------------------
                                          Name:  Steven F. Kaplan
                                          Title: President

                                       FAVORITE BRANDS
                                        INTERNATIONAL, INC.

                                       By: /s/ Steven F. Kaplan
                                          -------------------------
                                          Name:  Steven F. Kaplan
                                          Title: President

                                       SATHER TRUCKING CORPORATION

                                       By: /s/ Steven F. Kaplan
                                          -------------------------
                                          Name:  Steven F. Kaplan
                                          Title: President

                                       TROLLI, INC.

                                       By: /s/ Steven F. Kaplan
                                          -------------------------
                                          Name:  Steven F. Kaplan
                                          Title: President


                                       NABISCO, INC.

                                       By:
                                          -------------------------
                                          Name:
                                          Title:

     IN WITNESS WHEREOF, the Sellers and the Purchasers have caused this Agreement to be executed on their behalf by their officers thereunto duly authorized, as of the date first above written.



                                       FAVORITE BRANDS
                                        INTERNATIONAL HOLDING
                                        CORP.

                                       By:
                                          --------------------------------
                                          Name:
                                          Title:

                                       FAVORITE BRANDS
                                        INTERNATIONAL, INC.

                                       By:
                                          --------------------------------
                                          Name:
                                          Title:

                                       SATHER TRUCKING CORPORATION

                                       By:
                                          --------------------------------
                                          Name:
                                          Title:

                                       TROLLI, INC.

                                       By:
                                          --------------------------------
                                          Name:
                                          Title:


                                       NABISCO, INC.

                                       By: /s/ James Kirkman III
                                          --------------------------------
                                          Name: James Kirkman III
                                          Title: Executive Vice President
                                                   and General Counsel

                                             NABISCO BRANDS COMPANY

                                             By: /s/ Kathleen J. Gallagher
                                                --------------------------------
                                                Name:  Kathleen J. Gallagher
                                                Title: President



                                             NABISCO TECHNOLOGY COMPANY

                                             By: /s/ Kathleen J. Gallagher
                                                --------------------------------
                                                Name:  Kathleen J. Gallagher
                                                Title: President



                                      -4-